BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                            e-mail: jones@butzel.com



                                   January 29, 2010





To the Trustees of Tax-Free Trust of Oregon

     We consent to the incorporation by reference into post-effective amendment No. 35 under the 1933 Act and No. 36 under the 1940 Act of our opinion dated
January 30, 2008.


                                  Butzel Long, a professional
                                   corporation


                                       /s/ Robert I. Jones

                                  By:__________________________